UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2025

GMS Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37784	46-2931287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer of Indemnification No.)

115 Perimeter Center Place, Suite 600 Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 392-4619

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.01 par value per share	GMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on June 29, 2025, GMS Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with The Home Depot, Inc., a Delaware corporation (“Parent”), and Gold Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, on July 14, 2025, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”), at a price of $110.00 per Share to the holder thereof in cash, without interest and subject to any required withholding taxes (the “Offer Price”).

The Offer and withdrawal rights expired at one minute after 11:59 p.m., Eastern Time, on September 3, 2025 (the “Expiration Time”). The depositary agent for the Offer advised Merger Sub that, as of the Expiration Time, a total of 30,337,823 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 79.5% of the Shares then outstanding. Accordingly, the number of Shares validly tendered in the Offer and “received” by the “depositary” (as such terms are defined in Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”)), and not validly withdrawn pursuant to the Offer satisfied the condition to the Offer that a majority of the Shares then outstanding be so tendered and not validly withdrawn. Promptly after the Expiration Time, Merger Sub accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, on September 4, 2025, Parent completed its acquisition of the Company by consummating the merger of Merger Sub with and into the Company (the “Merger”) without a meeting or vote of the stockholders of the Company in accordance with the Merger Agreement and Section 251(h) of the DGCL. Upon the consummation of the Merger, the Company continued as the surviving corporation and became an indirect, wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than any (i) Shares held by the Company, Parent or any of their respective wholly owned subsidiaries (other than Merger Sub), (ii) Shares tendered and irrevocably accepted for purchase in the Offer and (iii) Shares held by any person who was entitled to and who properly demanded statutory appraisal of their Shares and had not withdrawn such demand or lost such rights) was converted into the right to receive the Offer Price.

In addition, pursuant to the Merger Agreement, the Company’s share-based awards were treated as follows:

•
Each option to acquire Shares (a “Stock Option”) granted under a Company equity incentive plan, whether or not vested, that was outstanding immediately prior to the Effective Time became fully vested as of immediately prior to the Effective Time and was, as of immediately prior to the Effective Time, cancelled and converted into the right of the holder of such Stock Option to receive an amount in cash (without interest and less any required tax withholding) equal to the product of (1) the amount by which the Offer Price exceeded the applicable exercise price per Share underlying such Stock Option and (2) the aggregate number of Shares underlying such Stock Option immediately prior to the Effective Time.

•
Except as otherwise described below, each restricted stock unit (a “RSU”) granted under a Company equity incentive plan that was outstanding immediately prior to the Effective Time became fully vested as of immediately prior to the Effective Time and, as of immediately prior to the Effective Time, was cancelled and converted into the right of the holder of such RSU to receive an amount in cash (without interest and less any required tax withholding) equal to the product of (1) the Offer Price and (2) the aggregate number of Shares underlying such RSU immediately prior to the Effective Time.

•
The RSUs granted to each of John C. Turner, Jr. and George T. Hendren on August 1, 2025 did not become fully vested and, instead, were converted into restricted stock units with respect to Parent common stock (each, a “Rollover RSU”), with the number of shares of Parent common stock being issuable with respect to the Rollover RSU being equal to the product of (1) the number of Shares underlying such rollover RSU and (2) the number of which is calculated based on the ratio of the Offer Price over the volume weighted average price of the Parent shares on the New York Stock Exchange (the “NYSE”) for the ten trading days ending three days prior to the Effective Time on substantially the same terms and conditions as the Rollover RSUs, including vesting and acceleration provisions.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 30, 2025 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Prepayment and Termination of Term Loan Facility

In connection with the consummation of the Merger, on September 4, 2025, the Company terminated its First Lien Credit Agreement, dated as of April 1, 2014 (as amended from time to time, the “Term Loan Facility”) by and among the GYP Holdings III Corp., GYP Holdings II Corp., JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other lender parties thereto. In connection with the termination of the Term Loan Facility, the Company repaid all of the outstanding obligations in respect of any principal, interest, fees and expenses under the Term Loan Facility.

Redemption of Senior Notes; Satisfaction and Discharge of Indenture

On July 25, 2025, the Company delivered a notice of conditional full redemption (together with the notices of delayed conditional full redemption, delivered on each of August 8, 2025 and August 25, 2025, the “Redemption Notice”) relating to the redemption of all $350.0 million aggregate principal amount of its 4.625% Senior Notes due 2029 (the “Senior Notes”), issued pursuant to the Indenture dated as of April 22, 2021, by and among GYP Holdings III Corp., GYP Holdings II Corp., the guarantors party thereto and U.S. Bank Trust Company, National Association (the “Indenture”). The Redemption Notice conditioned the redemption of the Senior Notes upon the consummation of the Offer and Merger, which were consummated on September 4, 2025. The Senior Notes were redeemed in full on September 4, 2025, at a redemption price of 101.156% of the aggregate principal amount of the Senior Notes outstanding, plus accrued and unpaid interest thereon, and the Indenture was satisfied and discharged.

Prepayment and Termination of Asset Based Lending Facility

In connection with the consummation of the Merger, on September 4, 2025, the Company terminated its Second Amended and Restated ABL Credit Agreement, dated as of December 22, 2022 (as amended from time to time, the “ABL Facility”), by and among GYP Holdings III Corp., Titan GMS Limited Partnership, GYP Holdings II Corp., Wells Fargo Bank, N.A., as administrative agent and collateral agent, and the other parties thereto. In connection with the termination of the ABL Facility, the Company repaid all of the outstanding obligations, in respect of any principal, interest, fees and expenses under the ABL Facility and terminated all commitments thereunder.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information under the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Effective Time, the Shares were listed and traded on the NYSE under the trading symbol “GMS”. In connection with the consummation of the Merger, on September 4, 2025, the Company notified the NYSE that the Merger was completed and requested that the NYSE suspend trading of the Shares prior to the opening of trading on September 4, 2025 and file a Notification of Removal from Listing on Form 25 with the SEC with respect to the Shares to effect the delisting of such shares from the NYSE and the deregistration of the Shares under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 15 requesting the deregistration of the Shares under Section 12(g) of the Exchange Act, which will suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

At the Effective Time, a change in control of the Company occurred, and the Company became an indirect, wholly owned subsidiary of Parent.

The information disclosed under the Introductory Note and Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the consummation of the Merger, as of the Effective Time, all directors of the Company serving as of immediately prior to the Effective Time (John C. Turner, Jr., Lisa M. Bachmann, John J. Gavin, Theron I. Gilliam, Mitchell B. Lewis, Teri P. McClure, Randolph W. Melville, J. David Smith and W. Bradley Southern) resigned as directors of the Company. The director resignations were tendered in connection with the Merger and were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices. As of the Effective Time, in accordance with the terms of the Merger Agreement, Richard V. McPhail, Teresa Wynn Roseborough and Ann-Marie Campbell, the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company. For information regarding Mr. McPhail, Ms. Roseborough and Ms. Campbell, see Schedule I of the Offer to Purchase, which was filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Merger Sub with the SEC on July 14, 2025, as subsequently amended, which information is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated in its entirety. A copy of the amended and restated certificate of incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.03.

In addition, at the Effective Time, the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated in their entirety. A copy of the amended and restated bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of June 29, 2025, by and among The Home Depot, Inc., Gold Acquisition Sub, Inc., and GMS Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2025)*

3.1	Fourth Amended and Restated Certificate of Incorporation of GMS Inc.
3.2	Third Amended and Restated Bylaws of GMS Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. GMS Inc. will furnish the omitted schedules and exhibits to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMS INC.

	By:	/s/ Scott M. Deakin
	Name:	Scott M. Deakin
	Title:	Chief Financial Officer

Date: September 4, 2025